UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

November 1, 2018

CME GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 1, 2018, Chicago Mercantile Exchange Inc. (“CME”), a wholly owned subsidiary of CME Group Inc., entered into an amendment (the “Amendment”) to its 364-day multi-currency credit facility (the “Existing Credit Facility”) with Bank of America, N.A., as Administrative Agent, Citibank, N.A., as Collateral Agent and Collateral Monitoring Agent and certain of the existing banks under the Existing Credit Facility. The Existing Credit Facility as amended by the Amendment is referred to as the “Amended Credit Facility.”

The Amended Credit Facility is for a line of credit of $7 billion and is intended to provide temporary liquidity to CME in the event of a clearing member default, a liquidity constraint or depositary default, or in the event of temporary delays in the payment systems utilized by CME. CME’s obligations under the Amended Credit Facility will be collateralized by the guaranty fund contributions and performance bond assets deposited by clearing members with CME. The Amended Credit Facility also provides CME the ability to seek to increase the line of credit from $7 billion to $10 billion, provided, however, the participating banks are not obligated to comply with our request and additional banks may be added.

The foregoing description of the Amended Credit Facility is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended Credit Facility, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

A copy of the Amendment No. 1 to Credit Agreement and Bank Joinder Agreement, dated as of November  1, 2018, between Chicago Mercantile Exchange Inc., certain lenders, Bank of America, N.A., as Administrative Agent and Citibank N.A. as Collateral Agent and Collateral Monitoring Agent is attached hereto as Exhibit 10.1. The Amended Credit Agreement, as amended as of November 1, 2018, between Chicago Mercantile Exchange Inc., certain lenders, Bank of America, N.A., as Administrative Agent and Citibank N.A. as Collateral Agent and Collateral Monitoring Agent, is attached as Annex A to this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: November 7, 2018	By:	/s/ Kathleen M. Cronin
	Name:	Kathleen M. Cronin
	Title:	Senior Managing Director, General Counsel and Corporate Secretary